WAIVER OF CONDITIONS

This Waiver of Conditions Agreement, effective as of January 1, 2006, by and between Kinder Travel, Inc., a Nevada corporation (“KNV”) and Kinder Travel, Inc., a British Columbia corporation (“KBC”).

WHEREAS, KNV and KBC entered into an Asset Purchase Agreement dated January 1, 2006 (the “Agreement”); and,

WHEREAS, the Agreement sets forth those certain conditions necessary for both KNV and KBC to satisfy in order to close the transaction as set forth in the Agreement; and,

WHEREAS, both KNV and KBC now desire to waive certain conditions as set forth in the Agreement in order to facilitate the closing of the contemplated transaction.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, KNV and KBC agree as follows:

1.  KNV WAIVER: Pursuant to the terms and conditions set forth in the Agreement, KNV hereby waives the conditions as set forth in the Agreement under Sections 3(f) and 6(b) (the “KBC Conditions”); this waiver of the KBC Conditions shall not be deemed a waiver or limitation of KNV’s right to subsequently enforce and compel strict compliance with every other provision and condition of the Agreement.

2.  KBC WAIVER: Pursuant to the terms and conditions set forth in the Agreement, KBC hereby waives the conditions as set forth in the Agreement under Section 6(a) (the “KNV Conditions”); this waiver of the KNV Conditions shall not be deemed a waiver or limitation of KBC’s right to subsequently enforce and compel strict compliance with every other provision and condition of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Kinder Travel, Inc. (“KNV”)    Kinder Travel, Inc. (“KBC”)

________________________________  _________________________________
By: Daniel Baxter    By: Dirk Holzhauer

Dated:_________________   Dated:_________________